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Exhibit 23.02

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 6, 2001 included in Versant Corporation's Form 10-K for the year ended December 31, 2000, into the Company's previously filed Registration Statement File Nos. 333-08537, 333-29947, 333-80827, 333-43480, and 333-58152 (all filed on Form S-8), which are incorporated by reference in this Form S-8 registration statement.

ARTHUR ANDERSEN LLP
San Jose, California August 13, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS